UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2022
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2022, Joshua Bixby notified the Board of Directors (the “Board”) of Fastly, Inc. of his decision to resign as Fastly’s Chief Executive Officer and as a member of the Board, effective as of the date of his successor’s appointment (the “Separation Date”). Mr. Bixby will remain Chief Executive Officer and a member of the Board until the Separation Date. Mr. Bixby’s decision to resign as Fastly’s Chief Executive Officer and as a member of the Board, effective on the Separation Date, is not the result of any disagreement with Fastly regarding Fastly’s operations, policies or practices.

The Board has formed a search committee to evaluate candidates to serve as Fastly’s Chief Executive Officer.

Item 9.01                   Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated May 4, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	May 4, 2022	By:	/s/ Ronald W. Kisling
Ronald W. Kisling
Chief Financial Officer